UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

MEDLEY LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 333-212514

Delaware	27-2437343
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2016, Medley LLC (“Medley”) completed its previously announced registered public offering (the “Offering”) of $25.0 million aggregate principal amount of 6.875% senior notes due 2026 (the “Notes”), pursuant to a distribution agreement, dated August 4, 2016, by and between Medley and Incapital LLC, as representative of the several purchasing agents named therein. Medley intends to use the net proceeds from the Offering to repay a portion of the outstanding amounts under its senior secured term loan facility with Credit Suisse AG, Cayman Islands Branch, entered into on August 14, 2014 (the ‘‘Term Loan Facility’’), as required by the terms of the Term Loan Facility. Medley intends to list the notes on the NYSE under the trading symbol “MDLX” and expects trading to commence thereon within 30 days.

In connection with the closing of the Offering, Medley entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated August 9, 2016, between Medley and U.S. Bank National Association, as trustee (the “Trustee”).

The Indenture provides, among other things, that the Notes will be the senior unsecured obligations of Medley. The Notes will mature on August 15, 2026. Medley will pay interest on the Notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning November 15, 2016. The Notes will be redeemable in whole or in part at the option of Medley on or after August 15, 2019, at the redemption price of 100% of aggregate principal amount, plus any accrued and unpaid interest.

The principal covenants in the Indenture include the obligation to pay principal and interest and furnish certain reports. The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary and grace periods): (i) nonpayment of principal and interest, when due; (ii) breach of covenants in the Indenture; and (iii) certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 50% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Base Indenture is filed as Exhibit 4.1 and the Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference herein. The above descriptions of the Base Indenture and Supplemental Indenture do not purport to be complete and is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture, as applicable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Exhibit
Number	Description
4.1	Indenture, dated August 9, 2016, between Medley LLC and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated August 9, 2016, between Medley LLC and U.S. Bank National Association, as trustee, including the form of note attached as an exhibit thereto
99.1	Press Release dated August 9, 2016, announcing closing of the Notes offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medley LLC
Date: August 9, 2016	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr. Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
4.1	Indenture, dated August 9, 2016, between Medley LLC and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated August 9, 2016, between Medley LLC and U.S. Bank National Association, as trustee, including the form of note attached as an exhibit thereto
99.1	Press Release dated August 9, 2016, announcing closing of the Notes offering